Exhibit 10.19

BUSINESS W. B. A. 451 (1)/03 F11221 ©Wisconsin Bankers Association 2003	BUSINESS NOTE (Use only for business purpose loans)

NATIONAL INVESTMENT SERVICES, INC.	SEPTEMBER 22, 2004	$ 950,000.00
(MAKER)	(DATE)
1. Promise to Pay and Payment Schedule. The undersigned (“Maker,” whether one or more) promises to pay to the order of PARK BANK (“Lender”) at 330 E. KILBOURN, MILWAUKEE 53202, Wisconsin, the sum of $ 950,000.00:
[Check (a), (b), (c) or (d); only one shall apply.]

(a) ☑	Single Payment. In one payment on demand, PLUS Interest payable as set forth below unless interest is shown on line 4 at the bottom of this Note.

(b) ☐	Installments of Principal and Interest. In n/a equal payments of $ n/a due on n/a, and on ☐ the same day(s) of each n/a month thereafter ☐ every 7th day thereafter ☐ every 14th day thereafter, PLUS a final payment of the unpaid balance and accrued interest due on n/a, all subject to modification as set forth in 2(b) below if applicable. All payments include principal and interest.

(c) ☐	Installments of Principal. In n/a equal payments of principal of $ n/a due on n/a and on ☐ the same day(s) of each n/a month thereafter ☐ every 7th day thereafter ☐ every 14th day thereafter, PLUS a final payment of the unpaid principal due on n/a, PLUS interest payable as set forth below.

(d) ☐	Other. n/a.
2. Interest Calculation. if the amount of interest is not shown on line 4 below, this Note bears interest on the unpaid principal balance before maturity:

[Check (a) or (b) a complete line 4 below; only one shall apply.]

(a) ☐	Fixed Rate. At the annual rate of n/a %.

(b) ☑	Variable Rate. At the annual rate (“Note Rate”) which shall equal the Index Rate (as defined below), ☑ plus ☐ minus 0.000 percentage points, but not less than n/a % per year, and the Note Rate shall be adjusted as provided below. The Index Rate is:

☑ The prime rate ☐ The reference rate ☐ The base rate adopted by ☑ Lender ☐ n/a from time to time as its base or reference rate for interest rate determinations. The Index Rate may or may not be the lowest rate charged by Lender.

☐ n/a

The initial Note Rate is 4.750 % per year. An adjustment in the Note Rate will result in an Increase or decrease In (1) ☑ the amount of each payment of interest, (2) ☐ the amount of the final payment, (3) ☐ the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) ☐ the amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date, (5) ☐ the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity data based on the original amortization schedule used by Lender, plus the final payment of principal and interest, or (6) ☐ n/a n/a

In addition, lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note. The Maker agrees to pay any resulting payments or amounts. The Note Rate shall be adjusted only on the following change dates: ☐ the first day of each month ☐ each scheduled payment date ☑ as and when the Index Rate changes ☐ n/a n/a.
Interest is computed:

(c) ☑	For the actual number of days principal is unpaid on the basis of ☑ a 360 day year (which means that the stated interest rate will be divided by 360 days to arrive at a daily interest rate, and the daily interest rate will be applied to the unpaid principal for the actual number of days principal is unpaid up to 365 days in a calendar year and 366 days in a leap year) ☐ a 365 day year.

(d) ☐	For the number of days principal is unpaid on the basis of a 360 day year, counting each day as 1/30th of a month and disregarding differences in lengths of months and years.
Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate ☑ which would otherwise be applicable under (b) above plus 3.000 percentage points ☐ of n/a % per year, computed on the same basis as the interest rate before maturity.
3. Interest Payment. Interest is payable on OCTOBER 15, 2004, and on ☑ the same day of each succeeding month thereafter, ☐ every 7th day thereafter, ☐ every 14th day thereafter, and at maturity, or, if box 1(b) is checked, at the times so indicated.
4. Other Charges. If any payment (other than the final payment ) is not made on or before the 5th day after its due date, Lender may collect a delinquency charge of $50.00 Maker agrees to pay a charge of $15.00 for each check presented for payment under this Note which is returned unsatisfied.
5. Prepayment. Full on partial prepayment of this Note ☑ is permitted at any time without penalty ☐ n/a.
THIS NOTE INCLUDES ADDITIONAL PROVISIONS ON REVERSE SIDE.
THIS IS A RENEWAL AND INCREASE OF A NOTE DATED SEPTEMBER 11, 2002.

			NATIONAL INVESTMENT SERVICES, INC.	(SEAL)

CORPORATION

(Type of Organization)

			BY: /s/ Larry H. Haslee	(SEAL)
LARRY H. HASLEE VICE-PRESIDENT

(SEAL)

Inapplicable unless filled in (use for add-on loans only).				(SEAL)

1. Loan Proceeds	$	n/a

2. Cr. Life Ins. Charge		n/a		(SEAL)

3. Cr. A & S Ins. Charge		n/a

4. Interest (Add-on)		n/a	777 E. WISCONSIN AVE STE 250

5.		n/a

6. Face Amount Of Note	$	n/a	MILWAUKEE, WI 53202-5300

(ADDRESS) (PHONE)

FOR LENDER CLERICAL USE ONLY
If checked, insert applicable repayment restrictions and penalties.
If credit life or accident and sickness insurance is requested, a WBA 450 may be required.

KIM D. SCHAFFER
LOAN OFFICER

     ADDITIONAL PROVISIONS
     6. Default and Enforcement. Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount when due under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warranty made under this Note or information provided by Maker to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker’s financial condition, (d) Maker fails to timely observe or perform any of the covenants or duties contained in this Note, (e) any guarantee of Maker’s obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker’s spouse or a surety or guarantor of this Note dies or ceases to exist, (g) an event of default occurs under any agreement securing this Note, or (h) Lender at any time believes in good faith that the prospect of payment or performance under this Note, under any other instrument evidencing any indebtedness of Maker to Lender or under any agreement securing this Note is impaired, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker or any surety, indorser or guarantor for any of Maker’s Obligations under this note becomes the subject of bankruptcy or other insolvency proceedings. Lander’s receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender’s rights and remedies upon such default. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender’s option, the county in which Lender has its principal office in this state, the county in which any Maker resides or the county in which this Note was executed and Maker submits to the jurisdiction of any such court.
     7. Security. This Note is secured by all existing and future security agreements and mortgages between Lender and Maker, between Lender and any indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker’s obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and alien in any deposit account Maker may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice of demand, set-off against any deposit balance or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note.
     8. Rights of Lender. Without affecting the liability of any Maker, indorser, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted, to such future installments, as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligations of Maker to Lender. Without affecting the ability of any indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment.
     9. Obligations and agreements of Maker. The obligations under this Note of all Makers are joint and several. All Makers, endorsers, sureties, and guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys’ fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to indemnify and hold harmless Lender, Its directors, officers, employees and agents, for, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys’ fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This Indemnity shall survive payment of this Note. Each Maker acknowledge that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Maker represents that the legal name of Maker and the address of Maker’s principal residence are as set forth on the reverse side. Maker shall not change his legal name or address without providing at least 30 days prior written notice of the change to Lender.
     10. Interpretation. This Note is intended by Maker and Lender as a final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing. This Note benefits Lender, its successors and assigns, and binds Maker and Maker’s heirs, personal representatives, successors and assigns. The validity, construction and enforcement of this Note are governed by the internal laws of Wisconsin. Invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provisions of this Note.
INTEREST

PAID TO	$ ____

MO.	DAY	YR.	DATES PAID	INITIALS	INTEREST	PRINCIPAL	BALANCE DUE